UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2004

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio	43016-5555
(Address of principal executive offices)	(Zip Code)

(614)356-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 9, 2004, the Compensation Committee of the Board of Directors of Dominion Homes, Inc. (the “Company”) approved the payment of an aggregate of $2,142,500 in cash bonuses to the Company’s executive officers, including Douglas G. Borror, Chief Executive Officer, President and Chairman of the Board of Directors, Donald A. Borror, Chairman Emeritus, David S. Borror, Corporate Executive Vice President, and Terrence Thomas, Senior Vice President – Finance and Chief Financial Officer, with respect to the fiscal year ending December 31, 2004. These cash bonuses were determined by the Compensation Committee based on the Company’s achievement of performance objectives with respect to net income and customer satisfaction, as well as the executive’s individual performance. Mr. Douglas Borror’s cash bonus was awarded pursuant to the Company’s Incentive Growth Plan (see Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended March 31, 2002) and was based solely on the Company’s achievement of performance objectives with respect to net income and customer satisfaction. The bonuses will be paid in January 2005 pending final confirmation of the Company’s financial results for the year.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ Douglas G. Borror
Douglas G. Borror, President,
Chief Executive Officer and Chairman of the Board of Directors

Date: December 15, 2004